UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                  April 4, 2006
                Date of Report (Date of earliest event reported)


                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


        Michigan                     001-32428                 30-0030900
(State or other jurisdiction  (Commission File Number)       (IRS Employer
of incorporation)                                        Identification Number)



                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


TABLE OF CONTENTS
Item 1.01  Entry into a Material Definitive Agreement
Item 9.01  Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
99.1  Asset Purchase Agreement dated April 4, 2006
99.2 Press Release, Dated April 6, 2006 issued by Registrant announcing the Transaction


Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On  April  4,  2006,  we,  through  our  wholly-owned  subsidiary  J  and J
Acquisition Corp. ("J and J Acquisition"), entered into a definitive Asset Purchase Agreement with J and J Tube, Inc., a Kentucky corporation ("J and J"), a manufacturer and distributor of structural and mechanical steel tubing and the stockholders of J and J, for the acquisition of substantially all of J and J's assets and business (the "Transaction"). The purchase price (the "Purchase Price") to be paid for J and J's assets and business is $5.0 million less the amount of certain liabilities. The Purchase Price is subject to adjustment, as provided for in the Asset Purchase Agreement, consisting of two notes, each for $500,000, $500,000 of the Registrant's stock and the balance in cash. One note has a term of five years and requires payments of interest only until maturity. The other note has a term of five years and requires equal monthly payments of principal and accrued interest.

     The Asset Purchase Agreement contains representations and warranties of the parties, as well as conditions to closing. Among other conditions is the receipt of audited financial statements for the year ended December 31, 2005. The Transaction is expected to close during the third quarter of 2006. However, there can be no assurance that a closing will occur.

     In addition, J and J Acquisition Corp. agreed to enter into a lease (the "Lease") with an affiliate of J and J for the lease of J and J's manufacturing facility located in Dunnville, Kentucky. The Lease provides for an initial term of five (5) years and two (2) separate renewal terms of five (5) years each. The initial rent under the terms of the Lease will be "market rent" as determined at closing. There will be 5% increases for each renewal term. The Lease is a "triple net" lease and requires J and J Acquisition Corp. to pay all taxes, maintenance, repairs and other charges associated with the use and occupancy of the premises.

Item 9.01 Financial Statements and Exhibits

Exhibits

     Exhibit 99.1 - Asset Purchase Agreement dated as of April 4, 2006, by and among J and J Tube, Inc., Ken Jimerson and Kevin Jimerson, individually, and J and J Acquisition One Corp. and the Exhibits annexed thereto, namely, a form of agreement of lease and forms of promissory notes. (Schedules Omitted. Copies of same shall be furnished to the Commission upon request).

     Exhibit 99.2 Press Release, Dated April 6, 2006 issued by Registrant announcing the Transaction

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 6, 2006

                                    TARPON INDUSTRIES, INC.

                                    By:  /s/ J. Peter Farquhar
                                    -----------------------------------------
                                    J. Peter Farquhar, Chief Executive Officer